Filed Pursuant to Rule 424(b)(5)
Registration No. 333-231608

Prospectus Supplement
(To Prospectus dated May 20, 2019)

7,000,000 Shares

NeoGenomics, Inc.

Common Stock

We are offering 7,000,000 shares of our common stock, par value $0.001 per share (“common stock”).  Our common stock is listed on the NASDAQ Capital Market under the symbol “NEO.” On May 21, 2019, the last reported sale price of our common stock on the NASDAQ Capital Market was $21.84 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 2 of the accompanying prospectus to read about risks that you should consider before buying shares of our common stock. You should read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in shares of our common stock.
   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$21.250	$148,750,000
Underwriting discounts and commissions(1)	$1.275	$8,925,000
Proceeds, before expenses, to us	$19.975	$139,825,000

(1)	We have agreed to reimburse the underwriters for certain expenses. See "Underwriting."

We have granted the underwriters an option to purchase up to an additional 1,050,000 shares of our common stock on the same terms within 30 days from the date of this prospectus supplement. The underwriters expect to deliver the securities to purchasers on or about May 24, 2019.

Book-Running Managers

Morgan Stanley	SVB Leerink	William Blair

Co-Managers

Cantor	Craig-Hallum Capital Group	Needham & Company	Raymond James	Stephens Inc.

May 21, 2019

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus we prepare or authorize. Neither we nor the underwriters have authorized any other person to provide you with information, that is different from that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. The underwriters are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

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TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-231608) that we filed with the Securities and Exchange Commission, or SEC, and that became effective on May 20, 2019. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the prospectus, which gives more general information, some of which may not apply to this offering of common stock. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated herein by reference, you should rely on the information in this prospectus supplement. Before investing in our common stock, you should read this prospectus supplement and the accompanying prospectus, as well as the additional information incorporated by reference herein described under “Incorporation by Reference” on page S-17 of this prospectus supplement.
Unless otherwise stated, information in this prospectus supplement assumes that no other person will exercise any other outstanding options to purchase shares of our common stock.

TRADEMARKS
NeoGenomics is our registered trademark. Any other trademarks, registered marks and trade names appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein are the property of their respective holders. All other trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein are the property of their respective holders.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning this offering, our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risks set forth under “Risk Factors” and in our other filings with the SEC.
Forward-looking statements include, but are not limited to, statements about:

•	This offering;

•	The risk of liability in conducting clinical trials and the sufficiency of our insurance to cover such claims;

•	Our ability to implement our business strategy;

•	The expected reimbursement levels from governmental payers and private insurers and proposed changes to those levels;

•
The application, to our business and the services we provide, of existing laws, rules and regulations, including without limitation, Medicare laws, anti-kickback laws, Health Insurance Portability and Accountability Act of 1996 regulations, state medical privacy laws, federal and state false claims laws and corporate practice of medicine laws;

•	Regulatory developments in the United States including increasing downward pressure on health care reimbursement;

•	Our ability to maintain our license under the Clinical Laboratory Improvement Amendments of 1988, or CLIA;

•	Food and Drug Administration or FDA, regulation of Laboratory Developed Tests;

•	Failure to timely or accurately bill for our services;

•	Our ability to expand our operations and increase our market share;

•	Our ability to expand our service offerings by adding new testing capabilities;

•	Our ability to meet our future capital requirements;

•	Our ability to manage our indebtedness;

•	Our ability to protect our intellectual property from infringement;

•	The impact of internalization of testing by customers;

•	Our ability to successfully integrate Genoptix, Inc. into NeoGenomics, including consolidating systems;

•	Our ability to integrate future acquisitions and costs related to such acquisitions;

•	The effects of seasonality on our business;

•	Our ability to maintain service levels and compete with other diagnostic laboratories;

•	Our ability to hire and retain sufficient managerial, sales, clinical and other personnel to meet our needs;

•	Our ability to successfully scale our business, including expanding our facilities, our backup systems and infrastructure;

•	Our handling, storage and disposal of biological and hazardous materials;

•	The accuracy of our estimates regarding reimbursement, expenses, future revenues and capital requirements;

•
Our ability to manage expenses and risks associated with international operations, including anti-corruption and trade sanction laws and other regulations, and economic, political, legal and other operational risks associated with foreign jurisdictions; and

•
Other factors discussed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2018, as amended, which is incorporated by reference in this prospectus supplement.

These forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should read this prospectus supplement, including any documents incorporated herein by reference, completely and with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in the accompanying prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus supplement. You also should carefully read the information incorporated by reference into this prospectus supplement, including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part. Unless otherwise indicated, “common stock” means our common stock, offered by this prospectus supplement. Unless the context otherwise requires, NeoGenomics, Inc. is referred to herein, collectively with all of its subsidiaries, as the “Company,” “NeoGenomics,” or “we,” “us,” or “our.”
Overview
NeoGenomics operates a network of cancer-focused genetic testing laboratories in the United States as well as laboratories in Switzerland and Singapore.  We believe that we provide one of the most comprehensive oncology-focused testing menus in the industry for physicians to help diagnose and treat cancer. Our Pharma Services division serves pharmaceutical clients in clinical trials and drug development. Our mission is to improve patient care through exceptional cancer-focused testing services. Our vision is to become the world’s leading cancer testing and information company by delivering uncompromising quality, exceptional service and innovative solutions.
Headquartered in Fort Myers, FL, NeoGenomics operates laboratories in Aliso Viejo, Carlsbad and Fresno, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee; Atlanta, Georgia; Rolle, Switzerland; and Singapore.  We serve the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States.
Our principal executive offices are located at 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913. Our telephone number is (239) 768-0600. Our principal website can be accessed at www.neogenomics.com. The information on or accessible through any of our websites is deemed not to be incorporated in this prospectus supplement or to be part of this prospectus supplement.

THE OFFERING

Common stock offered	7,000,000 shares of our common stock.

Common stock to be outstanding after this offering	102,303,510 shares of our common stock (or 103,353,510 shares if the underwriters' option to purchase additional shares of common stock is exercised in full).

Option to purchase additional shares of common stock	We have granted the underwriters the right to purchase, within a period of 30 days beginning on the date of this prospectus supplement, up to an additional 1,050,000 of shares.

Use of proceeds
We estimate that the net proceeds from this offering will be approximately $139.6 million, or $160.6 million if the underwriters fully exercise their option to purchase additional shares, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes. We may use a portion of the net proceeds to acquire or invest in complementary businesses and technologies, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus supplement.

Exchange listing	Our common stock is listed on the NASDAQ Capital Market under the symbol “NEO.”

Risk factors
You should read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2018, as amended, and our quarterly reports filed on form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain of the factors to consider carefully before deciding to purchase any shares of our common stock.

Unless otherwise stated, all applicable share, per share and related information in this prospectus supplement is as of March 31, 2019 and includes unvested restricted stock held by directors as of such date but excludes shares subject to outstanding stock options and shares reserved for issuance under our equity incentive plan.

RISK FACTORS
An investment in our securities involves risks. You should carefully consider the risks described herein and those described under “Risk Factors” in Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended, and under “Risk Factors” in Part II, Item IA of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as well as all other information contained or incorporated by reference into this prospectus supplement, before making an investment decision. Our business, results of operations, cash flows and financial condition could be materially adversely affected by any of these risks. The market or trading price of our Common Stock could decline due to any of these risks. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations

Additional Risks Relating to this Offering
We may sell additional equity or debt securities to fund our operations, which may result in dilution to our stockholders and impose restrictions on our business.
        In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which would result in dilution to all of our stockholders or impose restrictive covenants that adversely impact our business. Public or private financing may not be available in amounts or on terms acceptable to us, if at all. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct our business. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of shares of common stock that we are offering will be approximately $139.6 million, or $160.6 million if the underwriters fully exercise their option to purchase additional shares, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds of this offering for general corporate purposes. We may use a portion of the net proceeds to acquire or invest in complementary businesses and technologies, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus supplement.

DILUTION
Our net tangible book value as of March 31, 2019, was $(10.3) million, or $(0.11) per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2019. After giving effect to the sale of 7,000,000 shares of common stock in this offering at a public offering price of $21.25 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of March 31, 2019, would have been approximately $129.3 million, or $1.26 per share. This represents an immediate increase in net tangible book value of $1.37 per share to existing stockholders and an immediate dilution in net tangible book value of $19.99 per share to purchasers of common stock in this offering. The following table illustrates this calculation.

Public offering price per share of common stock		$21.25
Net tangible book value per share as of March 31, 2019	$(0.11)
Increase per share attributable to this offering	$1.37
As adjusted net tangible book value per share after this offering		$1.26
Dilution per share to new investors in this offering		$19.99
If the underwriters exercise their option to purchase additional shares in full, our as adjusted net tangible book value per share at March 31, 2019, after giving effect to this offering, would have been $1.45 per share, and the dilution to purchasers in this offering would have been $19.80 per share.
The number of shares outstanding after the offering is based on 95,303,510 shares outstanding as of March 31, 2019, and includes 465,010 shares of unvested restricted stock held by directors and officers. The number of outstanding shares after the offering does not include, in each case as of March 31, 2019:

•	6,889,744 shares subject to outstanding stock options at a weighted average exercise price of $8.84 per share; or

•	2,430,558 additional shares of common stock reserved for issuance under our equity incentive plan.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS
        The following discussion summarizes the material U.S. federal income and estate tax considerations relating to the acquisition, ownership and disposition of our common stock purchased in this offering by a non-U.S. holder (as defined below). This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences to non-U.S. holders described in this prospectus supplement.
        There can be no assurance that the Internal Revenue Service (“IRS”) will not take a contrary position to the tax consequences described herein or that such position will not be sustained by a court. No ruling from the IRS has been obtained with respect to the U.S. federal income or estate tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.
This discussion is for general information only and is not tax advice. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.
 As used in this discussion, a “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of our common stock that is not a U.S. holder. A “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
        An individual may be treated, for U.S. federal income tax purposes, as a resident of the United States in any calendar year by being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in that calendar year. The 183-day test is determined by counting all of the days the individual is treated as being present in the current year, one-third of such days in the immediately preceding year and one-sixth of such days in the second preceding year. Residents of the United States are subject to U.S. federal income tax as if they were U.S. citizens.
        This discussion assumes that a prospective non-U.S. holder will hold shares of our common stock as a capital asset within the meaning of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances. In addition, this discussion does not address any aspect of the U.S. federal alternative minimum tax, the Medicare contribution tax, U.S. state or local or non-U.S. taxes, or the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies and financial institutions;

•	tax-exempt organizations;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	brokers and dealers in securities;

•	persons that hold our common stock as part of a straddle, conversion transaction, or other integrated investment; and

•	former citizens or residents of the United States subject to tax as expatriates.

        If a partnership or other entity treated as a partnership for U.S. federal income tax purposes is an owner of our common stock, the treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. We urge any owner of our common stock that is a partnership and partners in that partnership to consult their tax advisors regarding the U.S. federal income and estate tax consequences of purchasing, owning and disposing of our common stock.
Distributions on Our Common Stock
       Any distribution on our common stock paid to non-U.S. holders will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will generally constitute a return of capital to the extent of the non-U.S. holder’s adjusted tax basis in our common stock, and will be applied against and reduce the non-U.S. holder’s adjusted tax basis. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “-Gain on Sale, Exchange or Other Disposition of Our Common Stock.”
        Subject to the discussions below regarding backup withholding and the Foreign Account Tax Compliance Act, dividends paid to a non-U.S. holder that are not treated as effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% on the gross amount paid, unless the non-U.S. holder is entitled to an exemption from or reduced rate of withholding under an applicable income tax treaty. In order to claim the benefit of an income tax treaty, a non-U.S. holder must provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form to either), certifying under penalties of perjury that such non-U.S. holder is entitled to benefits under the applicable income tax treaty and has complied with any special certification requirements prior to the payment of dividends. A non-U.S. holder eligible for a reduced rate of withholding pursuant to an income tax treaty may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. holders should consult their tax advisors regarding possible entitlements to benefits under any income tax treaty.
        Dividends paid to a non-U.S. holder that are treated as effectively connected with a trade or business conducted by the non-U.S. holder within the United States (and, if an applicable income tax treaty so provides, are also attributable to a permanent establishment or a fixed base maintained within the United States by the non-U.S. holder) are generally exempt from the 30% withholding tax. To establish the exemption, a non-U.S. holder must provide a properly executed IRS Form W-8ECI (or successor form) prior to the payment of the dividend. Dividends received by a non-U.S. holder that are treated as effectively connected with a U.S. trade or business generally are subject to U.S. federal income tax at rates applicable to U.S. persons. A non-U.S. holder that is a corporation may, under certain circumstances, be subject to an additional “branch profits tax” imposed at a rate of 30%, or such lower rate as specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.
Gain On Sale, Exchange or Other Disposition of Our Common Stock
      Subject to the discussions below regarding backup withholding and the Foreign Account Tax Compliance Act, a non-U.S. holder will generally not be subject to any U.S. federal income tax or withholding on any gain realized from the non-U.S. holder’s sale, exchange or other disposition of shares of our common stock unless:

•
the gain is effectively connected with a U.S. trade or business (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base maintained within the United States by the non-U.S. holder), in which case the gain will be taxed on a net-income basis, generally in the same manner as if the non-U.S. holder were a U.S. person, and, if the non-U.S. holder is a corporation, the additional branch profits tax described above in “-Distributions on Our Common Stock” may also apply;

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or

•
we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), a “United States real property holding corporation” under Section 897 of the Code.

        Generally, we will be a “United States real property holding corporation” (“USRPHC”) if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market values of our worldwide real property interests and other assets used or held for use in a trade or business, all as determined under applicable U.S. Treasury regulations. We believe that we have not been and are not currently, and do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as a United States real property interest only if a non-U.S. holder actually or constructively holds more than five percent of such regularly traded common stock at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition and the non-U.S. holder’s holding period.
Information Reporting and Backup Withholding
The applicable withholding agent must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such non-U.S. holder and the amount of tax withheld, if any. Copies of the information returns filed with the IRS to report the distributions and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.
        The United States imposes backup withholding, currently at a rate of 24%, on the gross amount of dividends and certain other types of payments. Dividends paid to a non-U.S. holder will not be subject to backup withholding if proper certification of foreign status (usually on IRS Form W-8BEN or W-8BEN-E, as applicable) is provided, and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person. In addition, no backup withholding or information reporting will be required regarding the proceeds of a disposition of our common stock made by a non-U.S. holder within the United States or conducted through certain U.S. financial intermediaries if the payor receives the certification of foreign status described in the preceding sentence and does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person or the non-U.S. holder otherwise establishes an exemption. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
        Backup withholding is not an additional tax. Rather, amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner.
U.S. Federal Estate Tax
An individual non-U.S. holder who is treated as the owner, or who has made certain lifetime transfers, of an interest in our common stock will be required to include the value of the common stock in his or her gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate or other tax treaty provides otherwise.
Foreign Account Tax Compliance Act
        In addition to the withholding described above, legislation enacted in 2010, known as the Foreign Account Tax Compliance Act, or FATCA, imposes a 30% withholding tax on dividend payments made by a U.S. person to a foreign financial institution or non-financial foreign entity (including, in some cases, when a foreign financial institution or nonfinancial foreign entity is acting as an intermediary), and on the gross proceeds received by a foreign financial institution or non-financial foreign entity as a result of a sale or other disposition of shares of stock issued by a U.S. person (on or after January 1, 2019), unless (i) in the case of a foreign financial institution, such institution enters into (or is deemed to have entered into) an agreement with the U.S. Treasury Department to withhold on certain payments, and to collect and provide to the U.S. Treasury Department substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.
Non-U.S. holders should consult their tax advisors regarding the possible implications of FATCA to them in connection with the purchase, ownership and disposition of our common stock.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated May 21, 2019, among us and Morgan Stanley & Co. LLC, SVB Leerink LLC and William Blair & Company, L.L.C., as representatives of the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC........................................................................	3,150,000
SVB Leerink LLC.......................................................................................	1,400,000
William Blair & Company, L.L.C. .............................................................	1,400,000
Cantor Fitzgerald & Co. .............................................................................	210,000
Craig-Hallum Capital Group LLC ..............................................................	210,000
Needham & Company, LLC........................................................................	210,000
Raymond James & Associates, Inc. ............................................................	210,000
Stephens Inc. ...............................................................................................	210,000
Total ............................................................................................................	7,000,000
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.765 per share. After the initial offering of the shares, the public offering price, concession or any other term of the offering may be changed by the underwriters.
The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

		Total
	Per Share	Without Option	With Option
Public offering price	$21.250	$148,750,000	$171,062,500
Underwriting discounts and commissions	$1.275	$8,925,000	$10,263,750
Proceeds, before expenses, to us	$19.975	$139,825,000	$160,798,750

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $0.2 million. We also have agreed to reimburse the underwriters for their FINRA counsel fee, if any. In accordance with FINRA Rule 5110, this reimbursed fee, if any, is deemed underwriting compensation for this offering.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,050,000 additional shares at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase the additional shares proportionate to that underwriter's initial amount reflected in the above table.
No Sales of Similar Securities
We and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement, without first obtaining the written consent of Morgan Stanley & Co. LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant for the sale of any common stock;

•	otherwise dispose of or transfer any common stock;

•	request or demand that we file a registration statement related to the common stock; or

•
enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. This lock-up provision does not prevent any person from establishing a trading plan that complies with Rule 10b5-1 under the Exchange Act or from amending such plan so long as there are no sales of common stock under such trading plan during the lock-up period.
The restrictions described above do not apply with respect to transfers of shares of common stock:

•	as a bona fide gift or gifts;

•	to any trust for the direct or indirect benefit of the party subject to the lock-up restrictions or the immediate family of the party subject to the lock-up restrictions;

•
as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation;

•	to the affiliates of the party subject to the lock-up restrictions or to any investment fund or other entity controlled or managed by the party subject to the lock-up restrictions;

•	pursuant to a qualified domestic relations order or in connection with a divorce settlement;

•	by will or intestate succession upon the death of the party subject to the lock-up restrictions; or

•	to us in satisfaction of any tax withholding obligation.
NASDAQ Capital Market Listing
Our common stock is listed on the NASDAQ Capital Market under the symbol “NEO.”
Price Stabilization, Short Positions and Penalty Bids
The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve “naked” short sales.
“Naked” short sales are sales made without the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of shares in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of an underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of an underwriter to reduce a short position incurred by an underwriter in connection with the offering. Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting an underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member is purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our common stock on NASDAQ in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution
In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
We, the underwriters and each of our and the underwriters’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.
For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

MiFID II Product Governance
Any person offering, selling or recommending the shares (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the shares (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Snell & Wilmer L.L.P., Reno, Nevada. Certain legal matters relating to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS
The consolidated financial statements as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018 incorporated into this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.
The financial statements of Genesis Acquisition Holdings Corp. and subsidiaries (the "Successor Company”) as of December 31, 2017 and for the period March 1, 2017 to December 31, 2017, and Genoptix, Inc. and subsidiaries (the “Predecessor Company") for the period January 1, 2017 to February 28, 2017 and as of and for the year ended December 31, 2016 incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and contains emphasis-of-matters paragraphs that describes (1) that the financial statements for the Successor Company and Predecessor Company do not purport to be comparable to other periods as a result of the business combination on March 1, 2017 and (2) that the separate accounts and records maintained by the Predecessor Company have been prepared by Novartis Finance Corporation (“Novartis”) and include certain allocations of costs from Novartis that may not necessarily be indicative of the conditions that would have existed or the results of operations if the Predecessor Company had been operated as a separate entity apart from Novartis). Such financial statements have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file reports and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.
This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 26, 2019 as amended by a 10-K/A filed with the SEC on May 8, 2019;

•	our Proxy Statement on Schedule 14A filed on April 22, 2019 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K);

•	our Quarterly Report on Form 10-Q for the period ending March 31, 2019, filed with the SEC on May 8, 2019;

•	our Current Reports on Form 8-K filed with the SEC on December 10, 2018, March 5, 2019, May 20, 2019 and May 21, 2019; and

•
the description of our common stock contained in the registration statement on Form 8-A (Registration No. 000-54384), filed with the SEC under Section 12(g) of the Exchange Act on May 2, 2011, as updated by the description of our common stock set forth in the Prospectus Supplement to our Registration Statement No. 333-186067 filed with the SEC pursuant to Rule 424(b)(5) on February 28, 2013.

     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so modified or superseded.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600

PROSPECTUS

NeoGenomics, Inc.
Common Stock

____________________________________________________

We may, from time to time, offer to sell shares of common stock, $0.001 par value (“Common Stock”) in one or more offerings. This prospectus describes some of the general terms that may apply to such offerings. Each time we offer and sell Common Stock, we will provide the specific terms in a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the shares of Common Stock being offered. The supplement may also add, update or change information contained in this prospectus with respect to any such offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any shares of our Common Stock.
We may offer and sell shares of Common Stock to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of shares of Common Stock, the applicable prospectus supplement will set forth the applicable purchase price, fee, commissions or discounts between or among them. Our net proceeds from the sale of Common Stock will be the public offering price less the applicable discount, in the case of an offering made through an underwriter, or the purchase price less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of such shares of Common Stock. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares of Common Stock may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such shares of Common Stock.
We may amend or supplement information contained in this prospectus from time to time. You should carefully read this prospectus and any amendments or supplements before you invest in shares of our Common Stock.
Our Common Stock is listed on the NASDAQ Capital Market under the symbol “NEO.” On May 17, 2019, the last reported sale price of our Common Stock on the NASDAQ Capital Market was $22.99 per share.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS, AS WELL AS RISK FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, AS AMENDED, AND EACH SUBSEQUENT QUARTERLY REPORT ON FORM 10-Q (WHICH DOCUMENTS ARE INCORPORATED BY REFERENCE HEREIN), BEFORE YOU INVEST IN SHARES OF OUR COMMON STOCK.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 20, 2019.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. Such prospectus supplement may add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Incorporation by Reference.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before you make an investment decision.
We have not authorized any other person to provide you with information that is different from that contained in or incorporated by reference herein, in any related prospectus supplement or in any related free writing prospectus. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information, that others may give you. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, NeoGenomics, Inc. is referred to herein, collectively with all of its subsidiaries, as the “Company”, “NeoGenomics”, or “we”, “us”, or “our”.
The Company
We operate a network of cancer-focused genetic testing laboratories in the United States, Europe and Asia. We believe the Company provides one of the most comprehensive oncology-focused testing menus in the industry for physicians to help diagnose and treat cancer. The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development. Our mission is to improve patient care through exceptional cancer-focused testing services. Our vision is to become the world’s leading cancer testing and information company by delivering uncompromising quality, exceptional service and innovative solutions.
Headquartered in Fort Myers, FL, NeoGenomics operates laboratories in Aliso Viejo, Carlsbad and Fresno, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee; Atlanta, Georgia; Rolle, Switzerland; and Singapore.  NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States.
About Us
Our principal executive offices are located at 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913. Our telephone number is (239) 768-0600. Our principal website can be accessed at www.neogenomics.com. The information on or accessible through, any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

1

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

2

FORWARD-LOOKING STATEMENTS
The information in this prospectus, including information in documents incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to NeoGenomics, Inc., a Nevada corporation and its subsidiaries, NeoGenomics Laboratories, Inc., a Florida corporation (“NeoGenomics Laboratories”), NeoGenomics Bioinformatics Inc., a Florida corporation, Genesis Acquisition Holdings Corp., a Delaware corporation and its wholly owned subsidiaries, Genoptix, Inc., Minuet Diagnostics, Inc. and Cynogen, Inc. (together “Genoptix Medical Laboratories”), Clarient, Inc., a Delaware corporation and its wholly owned subsidiary, Clarient Diagnostic Services, Inc. (together “Clarient”) (collectively referred to as “we”, “us”, “our”, “NeoGenomics”, or the “Company”), which are subject to the “safe harbor” created by those sections.
These statements concerning our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management. The words “anticipates”, “believes”, “estimates”, “expects”, “intends”, “may”, “plans”, “projects”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risks set forth under “Risk Factors” herein and in Part I, Item 1A, “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2019, as amended by a 10-K/A filed with the SEC on May 8, 2019 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

3

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

4

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock is based on the provisions of our articles of incorporation, as amended (“Articles of Incorporation”), as well as our amended and restated bylaws, as amended (“Bylaws”), and the applicable provisions of Chapter 78 of the Nevada Revised Statutes. This information is qualified entirely by reference to the applicable provisions of our Articles of Incorporation, Bylaws and Chapter 78 of the Nevada Revised Statutes. For information on how to obtain copies of our Articles of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.” As of the date of this prospectus, our authorized capital stock consists of 250,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, $0.001 par value. No shares of preferred stock are currently outstanding.
Common Stock
As of May 17, 2019, we had 95,469,780 shares of Common Stock outstanding.
Voting Rights. The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so.
Dividends. The holders of Common Stock are entitled to share equally in dividends, if, as and when declared by our Board of Directors (the “Board”), out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.
Liquidation. Upon liquidation, dissolution or winding-up of NeoGenomics, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of our Common Stock.
Other Rights and Preferences. The holders of our Common Stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.
Fully Paid and Non-assessable. The outstanding shares of our Common Stock are fully paid and non-assessable.

5

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Common Stock will be listed on the NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus

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supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS
The validity of the shares of Common Stock offered by this prospectus has been passed upon for us by Snell & Wilmer L.L.P., Reno, Nevada.
EXPERTS
The consolidated financial statements of NeoGenomics, Inc. as of December 31, 2018, and for each of the years in the three-year period ended December 31, 2018 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018, as amended, have been incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting.
The financial statements of Genesis Acquisition Holdings Corp. and subsidiaries (the "Successor Company”) as of December 31, 2017 and for the period March 1, 2017 to December 31, 2017, and Genoptix, Inc. and subsidiaries (the “Predecessor Company") for the period January 1, 2017 to February 28, 2017 and as of and for the year ended December 31, 2016 incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and contains emphasis-of-matters paragraphs that describes (1) that the financial statements for the Successor Company and Predecessor Company do not purport to be comparable to other periods as a result of the business combination on March 1, 2017 and (2) that the separate accounts and records maintained by the Predecessor Company have been prepared by Novartis Finance Corporation (“Novartis”) and include certain allocations of costs from Novartis that may not necessarily be indicative of the conditions that would have existed or the results of operations if the Predecessor Company had been operated as a separate entity apart from Novartis). Such financial statements have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION
We file reports and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.
This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any of the sources listed above.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus or any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 26, 2019, as amended by a 10-K/A filed with the SEC on May 8, 2019;

•	our Proxy Statement on Schedule 14A filed on April 22, 2019 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K);

•	our Quarterly Report on Form 10-Q for the period ending March 31, 2019, filed with the SEC on May 8, 2019;

•	our Current Reports on Form 8-K filed with the SEC on December 10, 2018, March 5, 2019, May 20, 2019 and May 21, 2019; and

•
the description of our Common Stock contained in the registration statement on Form 8-A (Registration No. 000-54384), filed with the SEC under Section 12(g) of the Exchange Act on May 2, 2011, as updated by the description of our Common Stock set forth in the Prospectus Supplement to our Registration Statement No. 333-186067 filed with the SEC pursuant to Rule 424(b)(5) on February 28, 2013.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913
(239) 768-0600

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7,000,000 Shares

Common Stock
PROSPECTUS SUPPLEMENT

Book-Running Managers

Morgan Stanley	SVB Leerink	William Blair

Co-Managers

Cantor	Craig-Hallum Capital Group	Needham & Company	Raymond James	Stephens Inc.

May 21, 2019